UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )
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Quad/Graphics, Inc.
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QUAD/GRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:
Monday, May 20, 2019 at 10:00 a.m. Central Time

Place:
Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089

Matters to be Voted On:

1.	To elect all nine director nominees to serve for a one-year term and until their successors are duly elected and qualified;

2.	To approve an amendment to our Amended and Restated Articles of Incorporation to increase the total number of authorized shares of our class A common stock;

3.	To approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as amended; and

4.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:
Holders of Quad/Graphics, Inc. class A and class B common stock at the close of business on March 14, 2019.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials (i.e., proxy statement, 2018 annual report to shareholders and proxy card) over the internet. On or about April 10, 2019, we will commence mailing to the holders of our class A common stock entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”). We believe this process will expedite the receipt of proxy materials by our shareholders, ensure that proxy materials remain easily accessible to our shareholders, lower costs and reduce the environmental impact of our Annual Meeting.
The Notice contains clear instructions on how holders of our class A common stock can access our proxy materials and how such holders can vote via the internet, by telephone, by mail, or in person at our 2019 Annual Meeting of Shareholders. In addition, the Notice contains instructions on how to obtain printed proxy materials.
Holders of our class B common stock will continue to receive hard copies of our proxy materials, and we will commence mailing on or about April 10, 2019.
Your vote is very important to us, regardless of how many shares you own. Even if you plan to attend the meeting, please complete, date and sign the proxy card and submit the proxy card via the internet, by telephone, or by mail in accordance with the instructions provided on the proxy card. You may revoke your previously submitted proxy and vote your shares in person at the meeting.

By Order of the Board of Directors
Jennifer J. Kent
Executive Vice President of Administration
General Counsel and Secretary
April 10, 2019

Important notice regarding the availability of proxy materials for the shareholders’ meeting to be held on May 20, 2019: The proxy statement and 2018 Annual Report to Shareholders are available at: http://investors.qg.com.

PROXY SUMMARY

This summary highlights certain information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before voting on the matters at our annual meeting, so we ask that you read the entire proxy statement carefully. Page references are provided to help you quickly find further information.

2019 Annual Meeting of Shareholders

Date and Time:	May 20, 2019

Place:	N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

Eligibility to Vote

You can vote at the 2019 annual meeting if you were a holder of record of our class A common stock or class B common stock at the close of business on March 14, 2019.

Governance Highlights

We are dedicated to high standards of corporate governance.  Our Board of Directors is committed to acting in the long-term best interests of our shareholders and continually reviews our policies with those interests in mind, as well as in light of recent trends in corporate governance. Below is a summary of our corporate governance highlights with respect to our Board of Directors.

•	Five out of our nine directors are independent.

•	We maintain a fully independent Audit Committee.

•	Our Board of Directors meets at regularly scheduled executive sessions, both without members of management present and also without non-independent directors present.

•	Our Board of Directors and executive officers are prohibited from hedging our stock, and are required to obtain prior approval of any pledge of our stock.

•	Our Board of Directors and executive officers are subject to stock ownership guidelines.

•	We hold annual board and committee evaluations.

•	We require approval of certain related party transactions and annual Audit Committee review of any such transactions.

Additional information about our corporate governance policies and practices can be found at pages 22-27 of this proxy statement.

Voting Matters

Proposal		Vote Required	Board Recommendation
Proposal 1:	Election of Directors	Plurality	FOR all nominees
Proposal 2:	Approve an Amendment to the Amended and Restated Articles of Incorporation to Increase the Authorized Shares of Class A Common Stock	Votes For Exceed Votes Against(1)	FOR
Proposal 3:	Approve an Amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as amended	Majority of Votes Cast	FOR
________________________

(1)
The votes cast for approval must exceed votes cast against by both (a) the holders of our class A common stock and class B common stock, voting together as a single voting group, and (b) the holders of our class A common stock, voting separately as an independent voting group.

Election of Directors

We elect our directors on an annual basis. The Board of Directors currently consists of nine directors.

Director Nominee	Age	Director Since	Independent
J. Joel Quadracci	50	2003
Kathryn Quadracci Flores	51	2013
Mark A. Angelson	68	2015	X
Douglas P. Buth	64	2005	X
John C. Fowler	68	2016
Stephen M. Fuller	58	2016	X
Christopher B. Harned	56	2005
Jay O. Rothman	59	2017	X
John S. Shiely	66	1996	X

Proposal to Approve an Amendment to the Amended and Restated Articles of Incorporation

Our Board of Directors has approved, and is recommending to our shareholders for approval, an amendment to our Amended and Restated Articles of Incorporation (sometimes referred to as the Articles) to increase the number of authorized shares of class A common stock from 80,000,000 to 105,000,000 and a corresponding increase to the number of authorized shares of capital stock from 180,500,000 to 205,500,000. The proposed amendment would not increase the authorized number of shares of class B common stock, class C common stock or preferred stock. Our Board of Directors believes that it is advisable and in the best interests of our shareholders to increase the number of authorized shares of our class A common stock to provide a sufficient reserve of shares for our future business and financial needs.

Proposal to Approve an Amendment to the 2010 Omnibus Incentive Plan

Our Board of Directors has approved, and is recommending to our shareholders for approval, an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as amended (sometimes referred to as the 2010 Plan) to increase the number of shares of class A common stock authorized for issuance under the 2010 Plan by 1,800,000 shares. The proposed amendment will allow us to continue to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and our Board of Directors believes that the proposed amendment to the 2010 Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing us with the flexibility to meet changing compensation needs.

Director Tenure

We have added four new directors since 2015, three of whom are independent.

Committee Membership

There are three standing committees of the Board of Directors - the Audit Committee, the Finance Committee and the Compensation Committee. Current members of the committees are listed in the table below.

Chairperson (C) | Member | Audit Committee Financial Expert

	Audit Committee	Finance Committee	Compensation Committee
Douglas P. Buth (Audit Committee Financial Expert)	Chairperson	Member	Member
Christopher B. Harned		Chairperson	
Kathryn Quadracci Flores, M.D.		Member	
Stephen M. Fuller (Audit Committee Financial Expert)	Member		
John S. Shiely (Audit Committee Financial Expert)	Member		Chairperson
John C. Fowler			Member

Additional information about our director nominees and executive officers can be found at pages 6-8 of this proxy statement.

Compensation Highlights

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:

•	Pay for performance—A substantial fraction of total compensation for our named executive officers is tied to the operating performance of our Company.

•	Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.

•	No option repricing—Our equity compensation plan does not permit repricing of stock options.

•	Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our named executive officers.

QUAD/GRAPHICS, INC.
N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2019

This proxy statement is being furnished to shareholders by the Board of Directors (sometimes referred to as the Board) of Quad/Graphics, Inc. (sometimes referred to as the Company, Quad, we, our, us or similar terms), beginning on or about April 10, 2019. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, May 20, 2019, at 10:00 A.M., Central Time, at the Company’s corporate offices located at N61 W23044 Harry’s Way, Sussex, Wisconsin 53089, and all adjournments or postponements thereof (sometimes referred to as the Annual Meeting), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

If you are a shareholder of record, you may vote via the internet, by telephone, by mail using your proxy card, or in person at the Annual Meeting. To vote via the internet, follow the instructions provided on the Notice or on your proxy card. To vote by telephone, follow the instructions provided on your proxy card. To vote by mail, simply complete your proxy card, date and sign it, and return it in accordance with the instructions provided on the proxy card. Even if you vote via the internet, by telephone, or complete and mail your proxy card, you may nevertheless revoke your proxy at any time prior to the Annual Meeting by sending us written notice, voting your shares in person at the Annual Meeting or submitting a later-dated proxy. If a bank, broker or other nominee holds your Company common stock for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you.

A proxy which is properly executed, duly returned to the Company and not revoked, or a valid vote via the internet or by telephone, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR all nine persons nominated for election as directors referred to in this proxy statement;

•	FOR the approval of an amendment to the Articles to increase the number of authorized shares of class A common stock;

•	FOR the approval of an amendment to the 2010 Plan; and

•	on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the form of proxy.

Other than the election of nine directors, the proposed amendment to the Articles and the proposed amendment to the 2010 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

Only holders of record of the Company’s class A common stock and class B common stock (sometimes referred to collectively as the Common Stock) at the close of business on March 14, 2019 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 37,759,868 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 37,759,868 votes; and (b) 13,556,858 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 135,568,580 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting, other than for the purpose of voting on the proposed amendment to the Articles. The presence of the majority of the votes entitled to be cast by (1) the holders of class A common stock, voting as an independent voting group, and (2) the holders of the class A common stock and class B common stock, voting as a single group, will constitute a quorum for the purpose of voting on the proposed amendment to the Articles. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

ELECTION OF DIRECTORS

The Board currently consists of nine directors. At the Annual Meeting, the shareholders will elect all nine directors to one-year terms—to hold office until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company’s class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of March 14, 2019, about the Board’s nominees for election at the Annual Meeting.

J. Joel Quadracci, 50, has been a director of Quad since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales & Administration and President and Chief Operating Officer. Mr. Quadracci has served as the President of the board of trustees of the Milwaukee Art Museum since December 2018. In March 2019, he was elected as a director of the National Association of Manufacturers. He also serves on the board of directors for Rise Interactive Media & Analytics, LLC; Skidmore College; the Metropolitan Milwaukee Association of Commerce; Pixability, Inc.; Road America, Inc.; and the Smithsonian National Postal Museum Advisory Council. Mr. Quadracci received a Bachelor of Arts in Philosophy from Skidmore College in 1991. Mr. Quadracci is the brother of Kathryn Quadracci Flores, M.D., a director of the Company, and the brother-in-law of Christopher B. Harned, a director of the Company. Quad believes that Mr. Quadracci’s experience in the printing industry and in leadership positions with the Company qualifies him for service as a director of the Company.

Kathryn Quadracci Flores, M.D., 51, has been a director of Quad since December 2013 and is a member of the Finance Committee. Dr. Flores serves as President and director of the Windhover Foundation and as Secretary of the board of trustees for the Collegiate School of New York. Dr. Flores previously served on the board of directors for the Brown University Sports Foundation and the board of trustees for the Marymount School of New York. Dr. Flores received her Bachelor of Arts and Bachelor of Science degrees from Brown University in 1990 and her Doctor of Medicine from Columbia University School of Physicians and Surgeons in 1995. Dr. Flores is the sister of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the sister-in-law of Christopher B. Harned, a director of the Company. Quad believes that Dr. Flores’ knowledge of the Company, her education and her business and board experience qualifies her to serve as a director of the Company.

Mark A. Angelson, 68, has been a director of Quad since March 2015 and previously served as a director from the July 2010 acquisition of World Color Press Inc. (sometimes referred to as World Color Press) until April 2011. He was elected Chairman of NewPage Corporation, North America’s largest manufacturer of coated papers, in December 2012 and led its January 2015 merger with Verso Corporation. From February 2011 until September 2012, Mr. Angelson served sequentially as a member of Mayor-elect Rahm Emmanuel’s transition team and then as Deputy Mayor of the City of Chicago and Chairman of the Mayor’s Economic, Budgetary and Business Development Council. Mr. Angelson served as Chairman and/or CEO of a variety of public companies from 1996 to July 2010, including RR Donnelly & Sons Company (Chicago), Moore

Corporation (Toronto), Moore Wallace Incorporated (New York) and World Color Press (Montreal). Mr. Angelson was one of the leaders of the transformation and consolidation of the printing industry. Mr. Angelson is a trustee and the vice chairman of the Institute of International Education (sometimes referred to as IIE) and Chairman of IIE’s Scholar Rescue Fund. Mr. Angelson is a longstanding trustee of Northwestern University and, since 2010, adjunct professor of mergers and acquisitions at Northwestern’s Kellogg School of Management. In July 2014, Mr. Angelson was appointed as the Richard D. Heffner Public Service Professor at Rutgers University. Later that year, Mr. Angelson was appointed as a member of the Rutgers University Board of Governors, and in 2017 was elected to be its Vice Chairman. He is also Vice Chairman of the Joseph Biden Foundation. Quad believes that Mr. Angelson’s career as an executive and board director of various providers of print and related services, and the role he has played in transactions in the printing industry, qualify him for service as a director of the Company.

Douglas P. Buth, 64, has been a director of Quad since 2005 and is the Chair of the Audit Committee and also is a member of the Compensation and Finance Committees. Mr. Buth retired as Chairman and Chief Executive Officer of Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appleton Papers, Inc., in 2005. Prior to becoming Chief Executive Officer, Mr. Buth had served in a variety of roles at Appleton Papers, Inc., including positions in strategic planning, marketing and sales and as general manager and executive vice president. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the audit committee and a member of the compensation committee, Grange Mutual Insurance Company, where he serves as a member of the investment committee and the audit committee. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS Inc. Quad believes that Mr. Buth’s financial background as a C.P.A. and his experience as a leader of a publicly-traded company and on several boards of directors qualify him for service as a director of the Company.

John C. Fowler, 68, has been a director of Quad since July 2016 and is a member of the Compensation Committee. Mr. Fowler served as the Company’s Vice Chairman and Executive Vice President of Global Strategy and Corporate Development from March 2014 until December 2017. Prior thereto, he served as the Company’s Executive Vice President and Chief Financial Officer from July 2010 to March 2014, as Senior Vice President and Chief Financial Officer from May 2005 to July 2010 and as Vice President and Controller from when he joined Quad in 1980 (which at the time was the Company’s top financial position) until May 2005. Prior to joining Quad, Mr. Fowler worked for Arthur Andersen LLP for six years. In November 2018, Mr. Fowler was elected as a director of Mandel Group, Inc. He also serves on the boards of directors of Manipal Technologies Ltd., the L’Eft Bank Wine Company, is chairman of the board of TAI Diagnostics, Inc. and is a past board member of several private and venture capital companies that were successfully sold. Mr. Fowler attended Tufts University and Iowa State University, graduating summa cum laude with bachelor degrees in both economics and accounting. Quad believes that Mr. Fowler’s experience in the printing industry and in leadership positions with the Company and on several boards of directors qualifies him for service as a director of the Company.

Stephen M. Fuller, 58, has been a director of Quad since 2016 and is a member of the Audit Committee. Mr. Fuller served as Senior Vice President and Chief Marketing Officer for L.L.Bean Inc. of Freeport, Maine from 2001 until his retirement in 2016. In this former role, he led all marketing functions for L.L.Bean, including branding, advertising, customer satisfaction, e-commerce, partnerships, database analytics and marketing operations. In addition to his CMO role, Mr. Fuller had full P&L responsibility for L.L.Bean’s international efforts since 2008. Mr. Fuller received his undergraduate degree from Bates College in Lewiston, Maine, and his MBA from Boston College. He also attended Harvard Business School’s Advanced Management Program. Currently, he is a member of the board of directors of Boyne Resorts, a trustee at Bates College and is a frequent speaker at Dartmouth College’s Tuck School of Business. Mr. Fuller is a former member of L.L.Bean’s board of directors. He also has been on the boards of several environmental and outdoor organizations. Quad believes that Mr. Fuller’s leadership in marketing and board experience qualifies him to serve as a director of the Company.

Christopher B. Harned, 56, has been a director of Quad since 2005 and is the Chair of the Finance Committee. In September 2016, Mr. Harned joined Arbor Investments as a Partner and Head of the New York office. Prior to joining Arbor Investments, he was a Managing Director and Head of Consumer Products-Americas for Nomura Securities International, Inc. Starting in January 2012, he served as a Managing Director of the Investment Banking Group M&A team at Robert W. Baird & Co., Inc. He previously served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he had worked for over 16 years. During 2018, Mr. Harned joined the Board of Directors of Red Collar Pet Foods, a privately-held company. Mr. Harned is a former member of the board of directors of FreshPet, Inc., a pet food company, where he served on the audit and compensation committees. Mr. Harned is also a former member of the board of directors of bswift, Danka Business Systems PLC, The Meow Mix Company, Stone Canyon Entertainment, Brand Connections LLC and Philadelphia Media Network. Mr. Harned earned a Bachelor’s degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the brother-in-law of Kathryn Quadracci Flores, M.D., a director of the Company. Quad believes that Mr. Harned’s experience in the financial services industry and his leadership at several companies in various industries qualifies him to serve as a director of the Company.

Jay O. Rothman, 59, has been a director of Quad since May 2017. He has served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, since June 2011, has been a member of the firm’s Management Committee since February 2002 and has been a partner since February 1994. He joined Foley & Lardner LLP in October 1986. Mr. Rothman serves as director of Mayville Engineering Company. Mr. Rothman received a Bachelor of Arts from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. Quad believes that Mr. Rothman’s career as an executive and as a business attorney qualifies him to serve as a director of the Company.

John S. Shiely, 66, has been a director of Quad since 1996 and is the Chair of the Compensation Committee and a member of the Audit Committee. Mr. Shiely is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President – Administration and President, since joining the company in 1986. Mr. Shiely has served as a director of BMO Financial Corporation since 2011, BMO Harris Bank N.A. since 2012, The Scotts Miracle-Gro Company from 2007 to 2013 and of Oshkosh Corporation since 2012, and served as a director of Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad believes that Mr. Shiely’s career as an executive of a publicly-traded company, his experiences as a director of various publicly-traded companies, and his education in accounting and law qualify him to serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED, OR OTHERWISE VALIDLY VOTED, BUT UNMARKED PROXIES, WILL BE VOTED “FOR” SUCH NOMINEES.

AMENDMENT TO THE ARTICLES INCREASING AUTHORIZED CLASS A COMMON STOCK

The Company currently has 180,500,000 shares of capital stock authorized, consisting of 80,000,000 shares of class A common stock, 80,000,000 shares of class B common stock, 20,000,000 shares of class C common stock and 500,000 shares of preferred stock. The Board has approved, and is recommending to our shareholders for approval, an amendment to the Articles to increase the number of authorized shares of class A common stock from 80,000,000 to 105,000,000 and a corresponding increase to the number of authorized shares of capital stock from 180,500,000 to 205,500,000. The proposed amendment would not increase the authorized number of shares of class B common stock, class C common stock or preferred stock (no shares of class C common stock or preferred stock are currently outstanding).

The Company’s class A common stock is the only class of the Company’s stock that is publicly traded and available for issuance in acquisitions like the pending acquisition of LSC Communications, Inc. (“LSC”), which is expected to close in mid-2019, and under the 2010 Plan. In addition, each share of the Company’s class B common stock is convertible at any time, at the option of the holder, into one (1) share of the Company’s class A common stock and the Articles require that Quad reserve and keep available for issuance enough shares of class A common stock to fully allow any such conversion. As of March 14, 2019, 37,759,868 shares of class A common stock were outstanding, with 13,556,858 additional shares reserved for issuance upon conversion of the outstanding shares of class B common stock and 2,384,019 additional shares currently reserved for issuance under the 2010 Plan. Upon consummation of the acquisition of LSC, Quad will issue approximately 21,600,000 shares of class A common stock to the former LSC stockholders and, assuming the amendment to the 2010 Plan is approved by the shareholders at the Annual Meeting, there will be a an additional 1,800,000 shares of class A common stock reserved for issuance under the 2010 Plan. As a result, a total of 77,100,745 shares of class A common stock will either be outstanding or reserved for issuance, leaving approximately 2,899,255 shares of class A common stock available for issuance for future purposes. In light of the foregoing, the Board of Directors deems it advisable to increase the authorized shares of the Company’s class A common stock. The adoption of the proposed amendment would provide for an additional 25,000,000 shares of class A common stock for future issuance.

The Board believes that it is advisable and in the best interests of the Company’s shareholders to increase the number of authorized shares of class A common stock to provide a sufficient reserve of shares for future business and financial needs of the Company. These additional authorized shares would provide the Company greater flexibility in the consideration of future (i) stock dividends or stock splits, (ii) sales of class A common stock or convertible securities to enhance capital and liquidity, (iii) possible future acquisitions, (iv) grants and awards pursuant to our equity compensation plans and agreements, and (v) other corporate purposes. Having these shares available for issuance allows shares to be issued without the expense and delay of a shareholders’ meeting unless such action is required by applicable law or the NYSE. The NYSE requires shareholder approval prior to issuing shares in certain instances, such as where the number of shares to be issued would exceed 20% of the number of shares outstanding prior to issuance and any increase in shares reserved for issuance under equity compensation plans.

The additional shares of class A common stock, if and when issued, would have the same rights and privileges as the shares of class A common stock currently authorized. Approval of this proposal and the issuance of additional authorized shares of class A common stock would not affect the rights of the holders of currently outstanding shares of our class A or class B common stock, except for the effects incidental to increasing the number of shares outstanding (such as dilution of voting power of existing shareholders, decreasing earnings per share, and, depending on the price at which they are issued, could be dilutive to our existing shareholders). Existing holders of the outstanding shares of our class A common stock and class B common stock have no preemptive rights under the Articles to purchase any additional shares of class A common stock issued by the Company. We have no current plans, written or otherwise, to issue these additional shares of class A common stock at this time.

The Board has not proposed the increase in the authorized number of shares of class A common stock with the intention of using the additional shares for anti-takeover purposes, although an issuance of additional shares could, in certain circumstances, make an attempt to acquire control of the Company more difficult. The Board is not at this time aware of any such attempts and is not proposing this increase in response to any third-party effort to acquire control of the Company.

Article III of the Articles currently provides that the total number of shares of all classes of stock that the Company is authorized to issue is 180,500,000, which includes 80,000,000 shares of class A common stock. The proposed amendment to the first sentence of the first paragraph of Article III and to clause (a) in the first sentence of the first paragraph of Article III of the Articles would delete the existing provisions and in their place insert the following:

“The aggregate number of shares which the corporation shall have authority to issue is two hundred five million five hundred thousand (205,500,000) shares, divided into four (4) classes consisting of:

(a) one hundred five million (105,000,000) shares designated as “Class A Common Stock,” with a par value of Two and One-Half Cents ($.025) per share;”

If approved, this amendment will become effective upon the filing of articles of amendment to our Articles with the State of Wisconsin, which we would do promptly after the Annual Meeting.

Vote Required

Under Wisconsin law, the following two “voting groups” must approve the proposed amendment to our Articles: (1) the holders of our class A common stock and class B common stock, voting together as a single voting group; and (2) the holders of our class A common stock, voting separately as an independent voting group. Assuming a quorum of each voting group is present at the Annual Meeting, the number of votes cast within the voting group for the approval of the amendment to the Articles must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE ARTICLES. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE ADOPTION OF THE AMENDMENT TO THE ARTICLES.

APPROVAL OF AN AMENDMENT TO THE
QUAD/GRAPHICS, INC. 2010 OMNIBUS INCENTIVE PLAN, AS AMENDED

Background

The Board is seeking approval from the Company's shareholders of an amendment to the 2010 Plan to increase the number of shares of class A common stock authorized for issuance under the 2010 Plan by 1,800,000 shares. The proposed amendment will allow the Company to continue to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and the Company believes that the proposed amendment to the 2010 Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing the Company with the flexibility to meet changing compensation needs. The 2010 Plan was originally approved and ratified by the Company's shareholders at the 2011 annual meeting. Amendments to the 2010 Plan relating to the termination of certain stock options granted in prior years to some of the Company's employees (sometimes referred to as the 409A Options) and the grant of new options (sometimes referred to as the 2011 Options) were approved by the Company's shareholders at the 2012 annual meeting. Amendments to the 2010 Plan authorizing the issuance of an additional 2,000,000 and 3,000,000 shares of class A common stock were approved by the Company's shareholders at the 2013 and 2016 annual meetings, respectively.

The compensation committee recommended to the Board that 1,800,000 additional shares of class A common stock be authorized under the 2010 Plan. In determining the number of shares of class A common stock to recommend for addition to the 2010 Plan, the compensation committee and the Board considered the shares remaining available under the 2010 Plan (which totaled 1,169,410 shares prior to the grant of the awards described below under “New Plan Benefits”), the projected share use under the 2010 Plan, the impact of the pending LSC acquisition and other transactions, the dilution represented by the Company's existing and proposed equity awards, the overhang represented by such awards and the Company's run rates. The dilution represented by projected share use under the 2010 Plan was estimated at approximately 7.5%. The projected overhang was estimated at 10.9%, and the projected run rate was estimated at approximately 3.3%. The compensation committee and the Board were satisfied that the Company's projected dilution, overhang and run rates were at an acceptable level.

Because the precise amount and timing of specific equity awards in the future is not currently determinable, except as disclosed under “New Plan Benefits” below, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. The compensation committee and the Board expect that the 1,800,000 additional shares will be sufficient for one additional year of awards based upon the historic rates of awards by the compensation committee under the 2010 Plan. The 2010 Plan will expire by its terms in 2020, and the committee and the Board therefore expect to seek shareholder approval of a replacement Omnibus Incentive Plan at the annual meeting in 2020.

The current rationale and practices of the compensation committee with respect to equity awards and other incentives is set forth in the “Compensation Discussion and Analysis.” The following is a summary of the material provisions of the 2010 Plan as proposed to be amended. The summary is qualified in its entirety by reference to the full text of the 2010 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

Purpose

The two complementary goals of the 2010 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to Quad and to increase shareholder value. Through the 2010 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by granting awards of shares of the Company's class A common stock, monetary payments based on the value of the Company's class A common stock and other incentive compensation awards that are based on the Company's financial performance and individual performance.

Administration and Eligibility

The 2010 Plan is administered by the compensation committee of the Board or a subcommittee thereof (sometimes referred to in this section as the Committee), which has the authority to interpret the provisions of the 2010 Plan; make, change and rescind rules and regulations relating to the 2010 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the 2010 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The Company and its affiliates currently have a total of approximately 20,600 full-time equivalent employees and eight non-employee directors, as well as various consultants.

Types of Awards

Awards under the 2010 Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of class A common stock, restricted stock, restricted stock units, deferred stock units or other stock-based awards as determined by the Committee. The Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (sometimes referred to as the Code), so that the awards will avoid a plan failure as described in Section 409A(a)(1) of the Code. The Committee's authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(a)(2) of the Code.

Shares Reserved under the 2010 Plan

The 2010 Plan currently provides that an aggregate of 10,871,652 shares of class A common stock are reserved for issuance under the 2010 Plan (subject to adjustment as described below), including 3,571,652 shares related solely to the termination of the 409A Options and the grant of the 2011 Options. The 409A Options had previously been granted under a prior plan, so the grant of the 2011 Options and the 3,571,652 shares underlying the 2011 Options were not newly reserved shares, and their addition to the 2010 Plan did not represent any net increase in the number of shares reserved under the Company's equity plans. If the proposed amendment to the 2010 Plan is approved by shareholders, an additional 1,800,000 shares of class A common stock will be reserved for issuance under the 2010 Plan, making the total number of shares of class A common stock reserved for issuance under the 2010 Plan 12,671,652 (including the 3,571,652 shares related solely to the termination of the 409A Options and the grant of the 2011 Options), subject to adjustment as described below. Prior to the grant of the awards described below under “New Plan Benefits,” there were 1,169,410 shares remaining available for future grants.

In general, (a) if an award granted under the 2010 Plan lapses, expires, terminates or is canceled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, then such shares may again be used for new awards under the 2010 Plan. However, no shares subject to the 2011 Options, no shares that are purchased by the Company using proceeds from option exercises, no shares tendered or withheld in payment of the exercise price of options and no shares tendered or withheld to satisfy federal, state or local tax withholding obligations may be re-credited to the reserve of shares available for future awards under the 2010 Plan.

No participant may be granted awards under the 2010 Plan that could result in such participant:

•	receiving options or stock appreciation rights for more than 750,000 shares of class A common stock during any fiscal year of the Company;

•
receiving awards of restricted stock, restricted stock units and/or deferred stock units with an aggregate fair market value of more than $10,000,000, determined as of the grant date, during any fiscal year of the Company;

•
receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of class A common stock, payment of more than $10,000,000 in respect of any fiscal year of the Company;

•	receiving, with respect to an annual incentive award in respect of any fiscal year of the Company, a cash payment of more than $8,000,000;

•
receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of class A common stock, a cash payment of more than $10,000,000 in respect of any given fiscal year of the Company; or

•	receiving other stock-based awards with an aggregate fair market value of more than $10,000,000, determined as of the grant date, during any fiscal year of the Company.

Each of these limitations is subject to adjustment as described below.

Options

Pursuant to the 2010 Plan, the Committee has the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Committee determines. The Committee also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee fixes the option price per share of class A common stock, which may never be less than the fair market value of a share of class A common stock on the date of grant. The Committee determines the expiration date of each option except that the expiration date may not be later than ten years after the date of grant. Options are exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. The 2011 Options receive dividend equivalent rights with respect to the shares of class A common stock subject to the 2011 Options, but no other options under the 2010 Plan entitle participants to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock underlying the options.

Stock Appreciation Rights

Pursuant to the 2010 Plan, the Committee has the authority to grant stock appreciation rights. A stock appreciation right granted under the 2010 Plan generally confers on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of class A common stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee, which may not be less than 100% of the fair market value of a share of class A common stock on the date of grant. The Committee determines all terms and conditions of each stock appreciation right, including the grant price (subject to the foregoing sentence), term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of class A common stock or other consideration), and any other conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock subject to an outstanding stock appreciation right. No stock appreciation rights have been granted under the 2010 Plan to date.

Performance and Stock Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant awards of shares of class A common stock, restricted stock, restricted stock units, deferred stock units, performance shares or performance units. Restricted stock means shares of class A common stock that are subject to a risk of cancellation and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit or deferred stock units means the right to receive cash and/or shares of class A common stock, the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved or upon completion of a period of service or other event. Performance shares means the right to receive shares of class A common stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of class A common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of class A common stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

The Committee determines all terms and conditions of the awards including (i) the number of shares of class A common stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period, if any, and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of class A common stock, and (v) with respect to performance shares, performance units, restricted stock units and deferred stock units, whether the awards will settle in cash, in shares of class A common stock, or in a combination of the two.

For purposes of the 2010 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. In addition, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other performance goals not listed in the 2010 Plan.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $500,000 in the aggregate: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or nonrecurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report.

Other Stock-Based Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of class A common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of class A common stock or cash. Such awards may include shares of unrestricted class A common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of class A common stock from the Company. The Committee determines all terms and conditions of such awards, including the time or times at which such award will be made and the number of shares of class A common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of class A common stock on the date of the award.

Incentive Awards

Pursuant to the 2010 Plan, the Committee has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may specify that performance goals subject to an award are deemed achieved upon a participant's death, disability or change in control of the Company or, in the case of awards that the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement or such other circumstances as the Committee may specify. The performance period for an annual incentive award must relate to a period of at least one of the Company's fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of the Company's fiscal years, except, in each case, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of class A common stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Dividend Rights

The 2011 Options receive dividend equivalent rights with respect to the shares of class A common stock subject to the 2011 Options. No other options or stock appreciation rights under the 2010 Plan entitle participants to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock underlying the options or stock appreciation rights. The Committee may, however, give participants the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to awards other than stock options and stock appreciation rights.

Amendment of Minimum Vesting and Performance Periods

Notwithstanding the requirements for minimum vesting and/or performance period for an award granted under the 2010 Plan, the 2010 Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant's hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant's death, disability or retirement or a change in control of the Company, all as defined by the Committee.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant's death, (ii) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Adjustments

If (i) the Company is involved in a merger or other transaction in which shares of class A common stock are changed or exchanged, (ii) the Company subdivides or combines shares of class A common stock or declares a dividend payable in shares of class A common stock, other securities or other property, (iii) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of class A common stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur, which in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the 45 benefits intended to be made available under the 2010 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of class A common stock subject to the 2010 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of class A common stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the performance goals of an award. In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of class A common stock otherwise reserved or available under the 2010 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan

Unless earlier terminated by the Board, the 2010 Plan will remain in effect until the earlier of (i) June 24, 2020 or (ii) the date all shares reserved for issuance have been issued. Termination of the 2010 Plan will not affect the rights of participants with respect to previously granted awards, and all unexpired awards will continue until they lapse or are terminated by their own terms and conditions.

Termination and Amendment

The Board or the Committee may amend, alter, suspend, discontinue or terminate the 2010 Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the 2010 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•
shareholders must approve any amendment to the 2010 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares of class A common stock are then traded or any other applicable law; and

•
shareholders must approve any amendment to the 2010 Plan that materially increases the number of shares of class A common stock reserved under the 2010 Plan or the limitations stated in the 2010 Plan on the number of shares of class A common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options or stock appreciation rights.

The Committee may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Committee and the award holder, so long as any such action does not increase the number of shares of class A common stock issuable under the 2010 Plan. The Committee need not obtain the award holder's consent for any such action that is permitted by the adjustment provisions of the 2010 Plan or for any such action: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the class A common stock is then traded; (ii) to the extent the Committee deems such action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder.

The authority of the Board and the Committee to terminate or modify the 2010 Plan or awards will extend beyond the termination date of the 2010 Plan. In addition, termination of the 2010 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2010 Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited

Except as discussed under the subheading “—Adjustments” above, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding stock option or stock appreciation right in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or stock appreciation right to the Company as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the 2010 Plan under current tax law.

Stock Options

The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the class A common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of class A common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the exercise date. In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the class A common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of class A common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of class A common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. Any payments received pursuant to the dividend equivalent rights associated with the 2011 Options will generally constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such payments.

Stock Appreciation Rights

The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of class A common stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock

Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described this proxy statement. A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will only be entitled to deduct the amount paid, if any, for the stock. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares

The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units

The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding

In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of class A common stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Committee, shares of class A common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of class A common stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A

If an award under the 2010 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment

Notwithstanding any provision of the 2010 Plan, the Company does not guarantee that (i) any award intended to be exempt from Code Section 409A is so exempt, (ii) any award intended to comply with Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the Company’s tax deduction for compensation, including compensation arising from awards under the 2010 Plan, paid to covered employees to $1 million per person per year. The covered employees for any fiscal year generally include any employee (i) who served as the Company’s Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, (ii) whose compensation was otherwise required to be included in the Company’s proxy statement by reason of being among the three highest compensated officers for the fiscal year, or (iii) who was a covered employee for any preceding fiscal year beginning after December 31, 2016.

New Plan Benefits

The table below sets forth awards that the Committee approved under the 2010 Plan in early 2019 contingent on shareholder approval of the amendment to the 2019 Plan described above. If the amendment to the 2010 Plan is not approved by our shareholders at the Annual Meeting, then the awards set forth in the table below will be null and void.

Name and position	Restricted Shares
J. Joel Quadracci Chairman, President and Chief Executive Officer	338,165
David J. Honan Executive Vice President and Chief Financial Officer	80,516
Thomas J. Frankowski Executive Vice President of Manufacturing and Chief Operating Officer	140,902
Jennifer J. Kent Executive Vice President of Administration and General Counsel	68,439
Eric N. Ashworth Executive Vice President of Product and Market Strategy	48,310
All executive officers as a group (9 persons)	778,991
All non-employee directors as a group (8 persons) (1)	74,240
All employees, excluding executive officers, as a group (82 persons)	509,689
______________________________

(1)	Amount represents deferred stock units awarded to non-employee directors.

Except as set forth in the table above, the Company currently cannot determine the awards that may be granted under the 2010 Plan in the future to eligible participants. The Committee will make future awards under the 2010 Plan in its discretion from time to time, and the benefits received will depend on the fair market value of the Company’s class A common stock at various future dates and the extent to which performance goals set by the Committee are met. On March 14, 2019, the closing price per share of class A common stock on the New York Stock Exchange was $12.00.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2018 with respect to equity securities of the Company that may be issued under the Company's existing equity compensation plans. The table does not include employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Code. All equity compensation plans are described more fully in Note 17, “Equity Incentive Programs,” to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018.

Plan Category	Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	3,621,884	24.31	1,571,841
Total	3,621,884	24.31	1,571,841
______________________________

(1)	Consists of the 2010 Plan.

(2)	The weighted average exercise price of outstanding options, warrants and rights only includes stock options.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares of the Company's class A common stock and class B common stock, voting together as a single voting group, represented and voted at the Annual Meeting, assuming a quorum is present, is required for approval of the amendment to the 2010 Plan. Abstentions will have the same effect as a vote “against” the amendment to the 2010 Plan, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2010 PLAN. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT TO THE 2010 PLAN.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company’s executive officers being present. The non-management directors may also meet without the Company’s executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company’s website, www.QUAD.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (sometimes referred to as the SEC).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (sometimes referred to as the NYSE). These standards are available, free of charge, on the Company’s website, www.QUAD.com. Based on these standards, the Board determined that Messrs. Angelson, Buth, Fuller, Rothman and Shiely are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Dr. Flores and Messrs. Quadracci, Fowler and Harned are not deemed to be independent. In making this determination, with respect to Mr. Rothman, the Board considered his relationship with Foley & Lardner LLP and the fees paid by the Company to such firm during 2016, 2017 and 2018.

Although a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, the Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. Since the Quad/Graphics, Inc. Amended and Restated Voting Trust Agreement (“Quad Voting Trust”) (see “Stock Ownership of Management and Others—Quad Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company’s stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;

•
that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company’s bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board’s Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks. With regard to cybersecurity risk, the Board (through the audit committee) conducts an annual review of the Company’s cybersecurity program, and the entire Board receives periodic updates on the Company’s cybersecurity risk management progress through the Company’s general enterprise risk management program described in the foregoing sentence.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures (including cybersecurity risk) facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation and with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Board Meetings

The Board held thirteen (13) meetings in 2018. During the period of the directors’ service in 2018, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served.

At each regularly-scheduled Board meeting, the directors also met in executive session without the Company’s executive officers present, and the independent directors meet separately in executive session. No presiding director was chosen for these sessions in 2018. An independent director presides over each executive session of the independent directors. The independent director who presides may differ from meeting to meeting, which is dependent on the subject matter of the agenda of the executive session.

Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. At the 2018 Annual Meeting, all of the directors then serving were in attendance.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the non-management directors as a group), c/o Jennifer J. Kent, Executive Vice President of Administration, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995. Ms. Kent will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, finance and compensation committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee’s responsibilities. The Company makes available on its website, www.QUAD.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairperson), Fuller and Shiely, each of whom is independent as defined by the rules of the SEC and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, the internal auditors and audit functions and the independence of the independent external auditors and audit functions. In addition, the audit committee’s duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion with the independent external auditors of the scope of their audit; review and discussion of the financial statements, management’s discussion and analysis of financial condition and results of operations included in the Company’s periodic filings; review of any reports to shareholders containing financial information, quarterly earnings press releases and other financial information and earnings guidance; discussion with the Company’s internal auditors about the audit plan, results of internal audits, review of such accounting principles, policies and practices, reporting policies and practices as it may deem necessary or proper, and the establishment of procedures for receiving “whistleblower” complaints; and establishing policies concerning the provision of non-audit services by the independent external auditors. The audit committee held five meetings in 2018. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company’s independent external auditors present and did so regularly.

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairperson), Mr. Buth and Dr. Flores. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company’s long-range plans. The finance committee held two meetings in 2018.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairperson), Buth and Fowler. Messrs. Shiely and Buth are independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held four meetings in 2018.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company’s corporate officers;

review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company’s stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors’ interests with the long-term interest of the Company’s shareholders. In addition, the compensation committee’s duties also include determining and approving the Company’s compensation philosophy; determining stock ownership guidelines for the Company’s executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company’s annual proxy statement; and reviewing and evaluating the Company’s policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation intended to satisfy certain regulatory requirements, including equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth meets the requirements to be considered a “non-employee director” within the meaning of Section 16.

The executive officers’ role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company’s compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee renewed its engagement of Meridian Compensation Partners, LLC (sometimes referred to as Meridian) in 2018 to serve as the compensation committee’s independent compensation consultant and provide recommendations and advice on the Company’s executive and director compensation programs. Pursuant to its engagement in 2018, Meridian advised the compensation committee on general trends in public company compensation arrangements and provided benchmarking data with respect to 2018 executive officer compensation. Meridian did not provide any services to the Company other than pursuant to such engagement by the committee during 2018. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

Elizabeth Fowler, Mr. Fowler’s daughter, is employed by the Company as a product development & innovation director. Her total compensation for 2018 was $200,104, consisting of base salary, bonus, a 401(k) matching contribution and a profit sharing contribution.

Nominations of Directors

Pursuant to the direction of the Quad Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company’s shareholders at annual meetings of the shareholders. The Quad Voting Trust will consider candidates recommended by the Company’s shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company’s bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company’s principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after

May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company’s bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board’s current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate’s personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
A “related person” means any of the Company’s directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company’s Common Stock or any of their immediate family members; and

•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or ratification by the Board. Disclosure to the Board should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Board’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Board’s determination as to whether the relationship is believed by the Board to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Certain Relationships and Related Person Transactions

In addition to the related person transactions described under “Board Committees—Compensation Committee Interlocks and Insider Participation” above, the following is a description of transactions since January 1, 2018 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company’s directors, nominees for director, executive officers or beneficial holders of more than 5% of the Common Stock had or will have a direct or indirect material interest.

J. Joel Quadracci, the Chairman, President and Chief Executive Officer and a significant shareholder of the Company, received various services from the Company or its affiliates during 2018 that included chartered use of the corporate aircraft, a portion of the salary paid to an employee of our Company attributable to time spent on personal business for Mr. Quadracci, personal travel expenses and maintenance of the exterior of his personal residences. Mr. Quadracci incurred $123,267 during 2018 related to these services, which are reimbursed to the Company or its affiliates.

Dan Frankowski, a brother of Thomas J. Frankowski, an executive officer of the Company, is employed by the Company as a director of operations. His compensation for 2018 was $333,065, consisting of base salary, bonus, a car allowance, a 401(k) matching contribution, a profit sharing contribution and the aggregate grant date fair value of equity awards granted to him in 2018.

Jay O. Rothman, a director of the Company, is Chairman and Chief Executive Officer of, and a partner in, the law firm Foley & Lardner LLP. The Company retains Foley & Lardner LLP to perform legal services from time to time and paid Foley & Lardner LLP $5,226,525 in legal fees during 2018.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2018 with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for Quad;

•	Reviewed and discussed with management and Deloitte & Touche LLP the assessment and audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by AS 16 of the Public Company Accounting Oversight Board, Communications With Audit Committees, and Rule 2-07 of Regulation S-X; and

•
Received from Deloitte & Touche LLP the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP its independence.

The audit committee also discussed with the Company’s internal auditors the overall scope and plans for its audit. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company’s internal controls. The audit committee also periodically met and discussed with management and Deloitte & Touche LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
Stephen M. Fuller
John S. Shiely

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s class A common stock and class B common stock as of March 14, 2019 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. As of March 14, 2019, there were 37,759,868 shares of class A common stock and 13,556,858 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)
Name of Beneficial Owners	Shares	%	Shares	%
Directors and Executive Officers
J. Joel Quadracci(2)	1,437,674	3.81%	375,229	2.77%
David J. Honan(3)	239,038	*	—	—%
Thomas J. Frankowski(4)	393,194	1.04%	—	—%
Jennifer J. Kent(5)	168,018	*	—	—%
Eric N. Ashworth	120,345	*	—	—%
Mark A. Angelson(6)	41,231	*	—	—%
Douglas P. Buth(7)	78,988	*	—	—%
Kathryn Quadracci Flores, M.D.(8)	44,201	*	23,679	*
John C. Fowler(9)	153,420	*	4,820	*
Stephen M. Fuller(10)	24,985	*	—	—%
Christopher B. Harned(11)	369,152	*	234,012	1.73%
Jay O. Rothman(12)	18,334	*	—	—%
John S. Shiely(13)	88,139	*	—	—%
All directors, nominees and executive officers as a group (17 persons)(14)	3,459,743	9.16%	637,740	4.70%

Other Holders
Quad Voting Trust(15)	10,046	*	12,574,255	92.75%
Quad ESOP(16)	4,421,436	11.71%	—	—%
The Vanguard Group(17)	4,285,872	11.35%	—	—%
BlackRock, Inc.(18)	2,263,708	6.00%	—	—%
Hotchkis and Wiley Capital Management, LLC(19)	1,980,397	5.24%	—	—%
Dimensional Fund Advisors LP(20)	1,953,638	5.17%	—	—%
______________________________
*    Denotes less than 1%

(1)	Each share of class B common stock is convertible at any time into one share of class A common stock.

(2)
Includes 346,872 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019. Includes 145,865 shares of class B common stock held by trusts of which he is the trustee or co-trustee and/or a potential beneficiary. Does not include shares that have been deposited into various trusts, including the Quad Voting Trust, for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of March 14, 2019. Does not include shares that are held by trusts, including the Quad Voting Trust, of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares. Includes 223,239 shares of class B common stock currently pledged as security.

(3)	Includes 7,179 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019.

(4)	Includes 23,929 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019.

(5)	Includes 2,392 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019.

(6)	Includes 28,334 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(7)
Includes 7,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019 and 66,137 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(8)
Includes 12,201 shares of class A common stock and 23,523 shares of class B common stock held by trusts of which Dr. Flores is trustee. Also includes 27,026 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019. Does not include shares that have been deposited into various trusts, including the Quad Voting Trust, for the benefit or potential benefit of Dr. Flores, over which Dr. Flores has no investment or voting control and no right to obtain such control within 60 days of March 14, 2019. Does not include shares that are held by trusts, including the Quad Voting Trust, of which Dr. Flores is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Dr. Flores does not have voting or investment control over such shares.

(9)
Includes 34,218 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019, and 14,634 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019. Includes 4,820 shares of class B common stock held by trusts of which Mr. Fowler is a trustee, but not a beneficiary. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.

(10)	Consists of 14,634 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(11)
Includes 7,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019, 50,383 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019, 266,913 shares of class A common stock and 234,012 shares of class B common stock held by his spouse. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares. Includes 198,353 shares of class A common stock currently pledged as security.

(12)	Includes 14,634 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(13)
Includes 7,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019 and 70,139 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(14)
Includes 473,274 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 14, 2019 and 285,921 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 14, 2019.

(15)
Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad Voting Trust, pursuant to which the four trustees thereof (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., Elizabeth Quadracci Harned and David A. Blais), acting by majority action, have shared voting power and shared investment power over all such shares. The terms of the Quad Voting Trust are more particularly described below under “— Quad Voting Trust.” The address of the Quad Voting Trust is N61 W23044 Harry’s Way, Sussex, Wisconsin 53089.

(16)	The custodian of the Quad Employee Stock Ownership Plan is BMO Harris Bank N.A. and its address is 111 E. Kilbourn Ave., Suite 200, Milwaukee, Wisconsin 53202.

(17)
The number of shares owned set forth in the table is as of or about December 31, 2018 as reported by The Vanguard Group (sometimes referred to as Vanguard), in its amended Schedule 13G filed with the SEC. The address for this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard reports sole voting power with respect to 31,421 of the shares, shared voting power with respect to 2,663 of the shares, sole dispositive power with respect to 4,255,928 of these shares and shared dispositive power with respect to 29,944 of the shares.

(18)
The number of shares owned set forth in the table is as of or about December 31, 2018 as reported by BlackRock, Inc.(sometimes referred to as BlackRock), in its Schedule 13G filed with the SEC. The address for this shareholder is 55 East 52nd Street, New York, New York 10055. BlackRock reports sole voting power with respect to 2,079,067 of these shares and sole dispositive power with respect to all of the shares.

(19)
The number of shares owned set forth in the table is as of or about December 31, 2018 as reported by Hotchkis and Wiley Capital Management, LLC (sometimes referred to as Hotchkis and Wiley) in its Schedule 13G filed with the SEC. The address for this shareholder is 725 S. Figueroa Street, 39th Floor, Los Angeles California 90017. Hotchkis and Wiley reports sole voting power with respect to 1,607,297 of the shares and sole dispositive power with respect to all of the shares.

(20)
The number of shares owned set forth in the table is as of or about December 31, 2018 as reported by Dimensional Fund Advisors LP (sometimes referred to as Dimensional Fund) in its Schedule 13G filed with the SEC. The address for this shareholder is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund reports sole voting power with respect to 1,863,612 of the shares and sole dispositive power with respect to all of the shares.

Quad Voting Trust

To help ensure the continuity and stability of the management of Quad, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the Quad Voting Trust, certain shares of Quad Common Stock held by such individuals and entities have been deposited into the Quad Voting Trust.

Under the Quad Voting Trust, the four trustees (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., Elizabeth Quadracci Harned and David A. Blais) are vested with the full legal title to all Common Stock and any other securities of the Company that have been deposited thereunder, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement. The rights held by the trustees under the Quad Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company’s board of directors or any amendment to the Company’s amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The deposited shares may be withdrawn from the Quad Voting Trust by a beneficiary prior to the expiration or termination of the Quad Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table, sometimes referred to as our NEOs, for 2018. This compensation discussion and analysis also discusses events that took place prior or subsequent to 2018 to the extent they are material to understanding 2018 compensation.

Summary of 2018 Compensation Actions

In 2018, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee or our board of directors relative to the compensation programs for our executive officers for 2018 included the following:

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The compensation committee approved an annual cash incentive program for 2018 that uses two primary financial measures (adjusted EBITDA and free cash flow) and continued to allow a discretionary adjustment of +/- 10% based on the compensation committee’s evaluation of the extent to which strategic initiatives are achieved. The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance.

•	The board of directors reviewed the performance of our Chairman, President and Chief Executive Officer and determined his total compensation.

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The committee reviewed the performance of our other executive officers, including our NEOs, and other key employees with assistance from senior management and determination of the structure and amount of their total compensation.

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The compensation committee reviewed its engagement of Meridian Compensation Partners (sometimes referred to as Meridian) as its independent compensation consultant, and assessed Meridian’s independence pursuant to SEC rules and NYSE listing standards. The committee determined that Meridian’s work for the compensation committee does not raise any conflict of interests.

Other Highlights of Our Compensation Programs

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:

•	Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our Company.

•	Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.

•	No option repricing—Our equity compensation plan does not permit repricing of stock options.

•	Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.

Say on Pay Vote

In May 2017, we held our third advisory shareholder vote on the compensation of our NEOs (our third “say on pay” vote) at our annual shareholders’ meeting. Consistent with the recommendation of our board of directors, our shareholders approved our executive compensation, with more than 94% of votes cast in favor. Our compensation committee considered these voting results and, consistent with the strong vote of shareholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote. At our 2017 annual shareholders’ meeting, our shareholders expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis. Accordingly, the next say on pay vote is expected to occur at the annual shareholders’ meeting in 2020.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:

•	To continue to attract and retain top talent in the face of secular industry challenges and as the company’s business becomes increasingly complex as it transforms to a marketing solutions provider.

•
To encourage executives to “think like an owner.” Through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.

•	To drive long-term share value by encouraging individual behaviors that we believe contribute to our overall corporate performance.

In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our Company and for individual actions that the compensation committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our board of directors, the compensation committee and our Chairman, President and Chief Executive Officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of the compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation programs. The compensation committee is currently comprised of John S. Shiely (chairperson), Douglas P. Buth and John C. Fowler.

The compensation committee has primary responsibility for the following:

•	Determining and approving our compensation philosophy;

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Reviewing, monitoring, administering and establishing (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the annual salary, bonuses and other compensation and benefits of our executive officers;

•	Establishing incentive compensation plans for our executive officers;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) corporate and other objectives relevant to the compensation of our executive officers;

•
Evaluating the performance of our executive officers in light of these objectives and determining and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) our executive officers’ compensation levels based on this evaluation;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the terms of employment and other material agreements between us and our executive officers;

•
Approving or making recommendations to our board of directors on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;

•	Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and

•	Reviewing and making recommendations to our board of directors concerning director compensation.

Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The compensation committee is also responsible for determining and recommending to our board of directors a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has the authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the compensation committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth to discharge the responsibilities of the compensation committee with respect to compensation intended to satisfy certain regulatory requirements. References to the compensation committee in the context of performance-based compensation and equity awards to the NEOs in this compensation discussion and analysis include the subcommittee.

The compensation committee, with the assistance of our Chairman, President and Chief Executive Officer, annually reviews and determines compensation levels for the NEOs. Our Chairman, President and Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The compensation committee considers the compensation opportunities for our Chairman, President and Chief Executive Officer, which are then recommended to the full board for approval.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

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Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.

•
Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the Company’s annual incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC’s regulations.

For 2018-2019, we also established a two-year cash incentive compensation program in which our executive officers participate.

The purpose of these cash incentive programs is to motivate and reward for the achievement of key financial and strategic performance objectives. Within the overall context of our pay philosophy and culture, the programs:

•	Provide competitive levels of total cash compensation;

•	Align pay with organizational and individual performance; and

•	Focus executive attention on key business metrics.

•
Long-Term Incentive Compensation. The compensation committee believes that long-term incentives are a key method to motivate and retain the top talent of Quad and align the interests of our NEOs with shareholders.  Due to this philosophy, the compensation committee discussed our approach thoroughly to ensure that we were achieving our goals. For these reasons, in 2018, as in previous years, we provided a significant component of our NEO’s compensation through means of long-term incentive awards.

In 2018, as in 2017, we awarded the equity portion of our long-term incentive compensation program in the form of shares of restricted stock or restricted stock units that cliff vest after three years. The compensation committee awarded long-term equity incentive compensation solely in the form of restricted stock in 2018 because of restricted stock’s relative simplicity and transparency, as well as its potential to deliver perceived value to recipients, enhance retention incentives and increase the alignment of employees’ interests with long-term corporate performance and the value of our class A common stock.

•
Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor pension and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage Meridian to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

At the time the compensation committee determined compensation levels for each of the NEOs other than Messrs. Quadracci and Frankowski for 2018, the compensation committee had last engaged Meridian to conduct a benchmarking study prior to setting 2016 compensation. For purposes of such benchmarking analysis, Meridian used a “general industry” group of companies broadly comparable in size (as measured by revenue), industry relevance, geography, profitability, and availability of data. For purposes of the benchmarking analysis, Meridian identified 19 industry segments with a general focus on business services, general industry, paper, catalog, publishing, logistics and distribution, and then filtered by size and operating margin profile. The companies in these industry sectors were restricted to those with revenues between $2 billion and $15 billion and 3-year average operating margins between 0-15%. Meridian also added selected Wisconsin-based companies that did not otherwise meet these parameters to ensure geographic relevance.

The comparator group consisted of 42 companies, sometimes referred to as the comparable companies. The comparable companies were as follows:

• Andersons Inc.	• Harsco Corp.	• Regal Beloit Corp.
• Avis Budget Group Inc.	• HNI Corp.	• Rockwell Automation
• Bemis Co. Inc.	• Ingersoll-Rand plc	• Ryder System Inc.
• Boise Cascade Co.	• ITT Corp.	• S.C. Johnson & Son
• Celestica Inc.	• Kelly Services, Inc.	• Schreiber Foods
• Clearwater Paper Corp.	• Kennametal Inc.	• Science Applications Int.
• Colfax Corp.	• Kohler Co.	• Sealed Air Corp.
• Domtar Corp.	• Kyocera Corp.	• Snap-On Inc.
• Donaldson Co. Inc.	• Leidos Holdings Inc.	• Sonoco Products Co.
• Donnelley (R.R.) & Sons Company	• Linkedin Corp.	• SPX Corp.
• DST Systems Inc.	• Meadwestvaco Corp.	• Steelcase Inc.
• Fiserv Inc.	• Parker-Hannifin Corp.	• TE Connectivity Ltd.
• Glatfelter	• Plexus Corp.	• Unisys Corp.
• Harley-Davidson Inc.	• Rackspace Hosting Inc.	• Xylem Inc.

In 2017, the compensation committee engaged Meridian to provide updated benchmarking data regarding chief executive officer compensation, including base salary, annual incentive compensation, and long-term incentive compensation, prior to setting Mr. Quadracci’s 2018 compensation. For purposes of this benchmarking analysis, due to an absence of pure competitors, Meridian developed a “general industry” peer group comprised of 37 publicly traded companies that met the following criteria: (1) generally focused on business services, general industry, paper, catalog, publishing, logistics and distribution; (2) broadly comparable in size (as measured by revenue); and (3) having similar operating profit margin percentages. Meridian also included in the peer group selected Wisconsin-based companies that did not otherwise meet these parameters to ensure geographic relevance.

Based on the foregoing criteria, the benchmarking peer group approved by the compensation committee for use in setting Mr. Quadracci’s 2018 compensation consisted of the following companies:

• Avis Budget Group, Inc.	• HNI Corporation	• R.R. Donnelley & Sons Company
• Bemis Company, Inc.	• Ingersoll-Rand plc	• Ryder System, Inc.
• Boise Cascade Company	• ITT Inc.	• Science Applications Int’l Corp.
• Celestica Inc.	• Kelly Services, Inc.	• Sealed Air Corporation
• Clearwater Paper Corporation	• Kennametal Inc.	• Snap-on Incorporated
• Colfax Corporation	• Leidos Holdings, Inc.	• Sonoco Products Company
• Domtar Corporation	• Packaging Corporation of America	• SPX Corporation
• Donaldson Company, Inc.	• Parker-Hannifin Corporation	• Steelcase Inc.
• DST Systems, Inc.	• P. H. Glatfelter Company	• TE Connectivity Ltd.
• Fiserv, Inc.	• Plexus Corp.	• The Andersons, Inc.
• Graphic Packaging Holding Co.	• Regal Beloit Corporation	• Unisys Corporation
• Harley-Davidson, Inc.	• Rockwell Automation Inc.	• Xylem Inc.
• Harsco Corporation

The revenues of the companies in the table above ranged from $1.4 billion to $13.8 billion, with median revenue of $4.2 billion.

In 2017, the compensation committee also engaged Meridian to provide updated benchmarking data regarding chief operating officer compensation, including base salary, annual incentive compensation, and long-term incentive compensation, prior to setting Mr. Frankowski’s 2018 compensation. For purposes of this benchmarking analysis, because very few of the peers described above had a chief operating officer, Meridian developed, and the compensation committee approved, a separate comparator group for use in setting Mr. Frankowski’s 2018 compensation comprised of the following 32 general industry companies broadly similar in revenue size (2017 revenues between $1.0 billion and $11.0 billion with a median of $4.3 billion):

• Arch Coal, Inc.	• Genworth Financial, Inc.	• SunPower Corporation
• Asbury Automotive Group, Inc.	• Graphic Packaging Holding Co.	• Team Health Holdings, Inc.
• Ascena Retail Group, Inc.	• Hovnanian Enterprises, Inc.	• The Bon-Ton Stores, Inc.
• Assurant, Inc.	• HSN, Inc.	• The Children’s Place, Inc.
• athenahealth, Inc.	• Kelly Services, Inc.	• The Finish Line, Inc.
• Barnes & Noble Education, Inc.	• Kindred Healthcare, Inc.	• Tower International, Inc.
• Big Lots, Inc.	• Live National Entertainment, Inc.	• Tutor Perini Corporation
• Commercial Metals Company	• Matrix Service Company	• United Natural Foods, Inc.
• Dean Foods Company	• Science Applications Int’l Corp.	• Voya Financial, Inc.
• Essendant Inc.	• Shoe Carnival, Inc.	• Worthington Industries, Inc.
• GameStop Corp.	• Sprouts Farmers Market, Inc.

Late in 2018, in keeping with its planned triennial cycle for conducting benchmarking analyses, the compensation committee engaged Meridian to conduct a benchmarking study prior to setting 2019 compensation. Additional detail about Meridian’s 2018 benchmarking study will be provided in our proxy statement for our 2020 annual meeting in which the 2019 compensation of our named executive officers will be disclosed.

2018 Process

In setting the amount of each element of compensation for our NEOs in 2018, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

The compensation committee reviews the base salaries and annual incentive compensation levels of each of our NEOs at least annually.  For 2018, the compensation committee increased the base salaries for each of our NEOs other than Mr. Quadracci by 2%. After reviewing the Meridian benchmarking information described above, the compensation committee recommended to the Board, and the Board approved, an increase in Mr. Quadracci’s salary to $1.0 million, an increase of less than 1%. With respect to cash annual incentive compensation, the compensation committee (and the full Board, in the case of Mr. Quadracci) decided to keep the threshold, target, and maximum annual incentive compensation opportunities for each of the NEOs the same as in 2017.

For the annual cash incentive compensation of our NEOs, in early 2018, the compensation committee identified the performance measures that would be used to measure corporate performance for 2018. In addition, the compensation committee approved weightings among performance goal categories. The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance. In establishing the target levels of performance, the compensation committee took into account the challenging market conditions the Company faced due to continued secular decline and competition due to the increased accessibility and quality of digital alternatives, including the digital distribution of documents and data, to traditional printed documents. The financial performance metrics, weightings and thresholds, targets and maximums that the compensation committee approved for 2018 were as follows:

Financial Performance Measure	Threshold	Target	Maximum	Weighting
Adjusted EBITDA	$408.5 million	$430.0 million	$451.5 million	50.0%
Free Cash Flow	$198.0 million	$220.0 million	$242.0 million	50.0%

The compensation committee selected these performance measures because they are among the key performance metrics used by our board of directors to evaluate our corporate performance. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders, excluding the following: (1) interest expense; (2) income tax expense (benefit); (3) depreciation and amortization; (4) restructuring, impairment and transaction-related charges; (5) net pension income; (6) employee stock ownership plan contributions; (7) loss (gain) on debt extinguishment; (8) equity in (earnings) loss of unconsolidated entities; and (9) net earnings (loss) attributable to noncontrolling interests. Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment. In addition to Adjusted EBITDA and Free Cash Flow, the compensation committee provided for a discretionary adjustment of the financial performance metrics by +/-10% based on the compensation committee’s assessment of to the extent to which the participants delivered on strategic initiatives.

The threshold, target and maximum potential payment levels are shown in the “Grants of Plan Based Awards in 2018” table below. For each of our NEOs, these potential payment levels were also subject to a separate threshold requirement pursuant to which payments at any level would be made only if our net sales for 2018 exceeded $3.5 billion.

In February 2019, the compensation committee determined that no cash incentive payments pursuant to the annual incentive program would be made to the NEOs because the threshold level for Free Cash Flow had not been achieved.

Two-Year Cash Incentive Program

In March 2019, the compensation committee approved a two-year incentive compensation program relating to 2018-2019 (the "2018-2019 Incentive Program") under which designated participants, including the NEOs, received an initial payment in March 2019 and will be eligible for a second payment in early 2020.

The compensation committee approved the March 2019 payments in recognition of the participants' corporate development, integration planning and integration efforts in 2018, including their contributions to the pending acquisition of LSC and to the acquisitions of Periscope, Inc. and Ivie & Associates, as well as the Company’s majority investment in Rise Interactive. The 2019 payments are subject to a clawback provision requiring the participants to repay the entire amount if they voluntarily terminate their employment, or if Quad terminates their employment for cause, in either case on or before December 31, 2019.

The 2020 payments will be contingent on the participants’ continued employment and satisfactory corporate development, integration planning and integration efforts in 2019, including such efforts in support of the pending acquisition and integration of LSC as well as the continued integration of the businesses of Periscope, Inc., Ivie & Associates and Rise Interactive as part of the Company’s successful 3.0 transormation. The 2020 payments will also be offset by any amounts earned under our 2019 annual incentive compensation program.

The compensation committee set the target amounts of the annual payments under the 2018-2019 Incentive Program for our NEOs at levels relative to percentages of the NEO’s respective base salaries intended to provide a meaningful incentive for the initiatives identified above, but not act as a substitute for our annual incentive compensation program. The amounts paid to each individual NEO in March 2019 with respect to 2018 under the 2018-2019 Incentive Program are indicated in the Summary Compensation Table under the column titled “Bonus,” and similar amounts are expected to be paid in 2020 if the service and performance requirements are met, subject to reduction for any amounts earned under our 2019 annual incentive compensation program.

Long-Term Incentive Compensation

In December 2017, the compensation committee determined that for 2018 the NEOs would receive long-term equity incentive compensation in the form of restricted shares. In setting the target values for each of the NEOs, the compensation committee considered the Meridian benchmarking information described above for comparable positions. Based on this review as well as recommendations from management, the compensation committee approved an increase to the target award values for Mr. Frankowski and Ms. Kent, and the Board approved an increase to the target award value for Mr. Quadracci based on the compensation committee’s recommendation. The compensation committee decided to leave the target award values for our other NEOs unchanged from 2017.  The grant date fair values of the long-term equity incentive compensation awards to our NEOs for 2018 are indicated in the Summary Compensation Table under the column titled “Stock Awards.”

To determine the number of shares based on the target dollar value for the 2018 restricted stock and restricted stock unit awards, the compensation committee approved using the 20-day volume-weighted average price beginning December 1, 2017 and granting the awards on January 1, 2018, to reduce the impact of potential volatility in the stock price on the number of shares awarded. The restricted stock and restricted stock unit awards in 2018 were granted initially subject to forfeiture and will cliff-vest on March 1, 2021 provided that the NEO remains continuously employed until that date.

The number of shares of our class A common stock covered by the equity awards granted to each of our NEOs in 2018 is reflected in the Grants of Plan Based Awards table below. The compensation committee intends to continue to award long-term equity incentive compensation awards to executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives.

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which they and their families are entitled to reimbursement for up to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2018 under our Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad ESOP, an employee stock purchase plan, and the Quad Diversified Plan. The ESOP holds profit sharing contributions of our class A common stock, which are made at the discretion of our board of directors. The Diversified Plan is comprised of participant-directed 401(k) contributions and any employer contributions the Company may make to the Plan from time to time. Our NEOs participate in the ESOP, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees. In 2018, employer contributions included a Company 401(k) matching contribution and a non-cash contribution of class A common stock to the ESOP.

In addition to the ESOP and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (sometimes referred to as the SERP), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the Company. The SERP is described in greater detail following the 2018 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our Company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci’s compensation enhances his and his family’s security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule, and thereby benefits our Company and our shareholders. Mr. Frankowski was also permitted limited personal use of our corporate aircraft in 2018. Other than Messrs. Quadracci and Frankowski, none of our NEOs were permitted to use our corporate aircraft for personal use in 2018. The aggregate incremental cost to our Company for personal use of our corporate aircraft by Messrs. Quadracci and Frankowski is reflected in the Summary Compensation Table below.

We reimbursed club membership and tax preparation fees, and approved expenditures related to security for Mr. Quadracci in 2018. We reimburse club membership fees primarily for business purposes, such as client entertainment, though a portion of their use may have a personal aspect.

Post-Termination and Change of Control Arrangements

We also provide our NEOs with severance protections upon qualifying terminations of employment. Messrs. Quadracci and Frankowski each have an employment agreement that provides for such protections, and Messrs. Honan and Ashworth and Ms. Kent receive severance protections under our Quad/Graphics, Inc. Executive Severance Plan (the “Severance Plan”). In exchange for such benefits, both the Severance Plan and the employment agreements contain 24 month noncompetition, non-solicitation, non-disclosure and non-disparagement restrictive covenants following any termination of employment, whether or not severance benefits are provided.

Under the Severance Plan, if a participant’s employment is terminated by us without “cause” (as defined in the Severance Plan) or by the participant due to a salary reduction of more than 10%, then the participant will be entitled to severance equal to one year’s base salary plus the participant’s target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on actual performance, and will receive continued group health, dental and life insurance benefits at the employee rate for the severance period and outplacement services at a cost of up to $50,000. If, however, a participant’s employment is terminated upon or within the 24-month period following a change in control, and the termination is by us without cause or by the participant with “good reason” (as defined in the Severance Plan), then the participant will be entitled to severance equal to two times the sum of the participant’s base salary and target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on target performance, and will receive a lump sum payment in lieu of group health, dental and life insurance continuation over the severance period, full vesting of benefits in our SERP (or any successor plan thereto) and outplacement services at a cost of up to $50,000. The treatment of any long-term incentive awards, including equity-based awards, will be governed by the terms of the applicable long-term incentive plan and award agreement. The post-change in control severance benefits would also be provided to a participant whose employment is terminated within a limited period prior to a change in control if the participant reasonably demonstrates that the termination was due to the subsequent change in control.

The Severance Plan defines “cause” generally to include: (1) any intentional and willful act of the participant involving fraud, embezzlement or theft of our assets or the assets of our customers; (2) gross misconduct on the part of the participant that is intentional and willful and that materially and demonstrably causes serious financial injury to us; (3) any conviction of or plea of nolo contendere to a felony; (4) certain breaches of restrictive covenants; or (5) any intentional, willful and material failure of the participant to perform the participant’s employment duties for 30 days after our Board delivers a written demand for performance.

The Severance Plan defines “good reason” in the event of a change of control generally to include: (1) any material reduction in the amount of the participant’s then current base salary or annual bonus target (other than any change that applies to substantially all other executive officers); (2) a requirement that the participant be based at a location in excess of 60 miles from the location of the participant’s principal job location or office as of the effective date of the participant’s participation in the Severance Plan; (3) a material diminution in the participant’s title, authority, power, duties, reporting requirements or responsibilities, or the assignment of duties to the participant which are materially inconsistent with the participant’s position; (4) the failure by us to obtain the express assumption of, and agreement to perform under, the Severance Plan when that action is required by the Severance Plan; or (5) any other action or inaction by us that constitutes a material breach by us of the terms and conditions of the Severance Plan.

The Severance Plan has an initial term of three years from its September 15, 2016 effective date, after which the term will automatically be extended for successive one-year renewals unless the Board or the compensation committee terminates the Severance Plan at the end of the initial or renewal term by giving the participants written notice of intent to terminate the Severance Plan prior to the September 15 preceding the year in which the initial or renewal term is scheduled to end. No notice of intent to terminate the Severance Plan has been given to date. Upon a change in control, the term of the Severance Plan will be automatically extended for a two-year period.

Our employment agreements with Messrs. Quadracci and Frankowski generally provide the same severance protections as the Severance Plan, except that the multiple of base salary and bonus used to calculate the severance amount varies by individual. Mr. Quadracci’s severance multiple upon a qualifying termination prior to a change in control is two times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Quadracci’s severance multiple is three times the sum of his base salary and target annual bonus. For Mr. Quadracci, a qualifying termination prior to a change in control includes a termination by him for good reason as well as a termination by the Company without cause. Mr. Frankowski’s severance multiple upon a qualifying termination prior to a change in control is one and one-half times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Frankowski’s severance multiple is two and one-half times the sum of his base salary and target annual bonus.

In addition to the Severance Plan and the employment agreements, the award agreements under our 2010 Omnibus Incentive Plan, sometimes referred to as our 2010 Plan, provide for the accelerated vesting of stock options and restricted stock upon a change of control of the Company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEO’s agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO’s base salary to the NEO’s spouse or dependent children if the NEO dies during the term of the NEO’s active employment with our Company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO’s death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain executive officers, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Executive officers subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our Chairman, President and Chief Executive Officer should hold shares with a value five times his base salary. For our executive vice presidents, the ownership guideline is three times base salary, for all vice presidents and group presidents the ownership guideline is two times base salary and for all corporate vice presidents who are not executive officers the ownership guideline is equal to base salary. All of the following count toward the ownership applicable thresholds under the policy:

•	shares held outright (including through trusts for the benefit of the executive officer or of the executive officer’s family members) or in retirement plans;

•	restricted stock, restricted stock units and deferred stock units; and

•
with respect to vested stock options granted to holders of certain terminated options in November 2011 (sometimes referred to as 2011 Options), the excess of the fair market value of the underlying shares over the exercise price. As previously disclosed in a Current Report on Form 8-K filed on November 22, 2011 and the proxy statement for our 2012 annual meeting, the 2011 Options were granted in 2011 in connection with the termination and liquidation of certain options that had been granted between the years 1990-2010, before our Company became publicly traded, and that were subject to Section 409A of the Internal Revenue Code. The grant of the 2011 Options became effective upon shareholder approval at our 2012 annual meeting. Other than the 2011 Options, no stock options count toward the ownership threshold under these guidelines.

We also maintain stock ownership guidelines for our non-employee directors that require them to hold shares or share-based awards with a value of at least four times the cash portion of the annual retainer. Executive officers and non-employee directors who become newly subject to the guidelines have five years to comply. Executive officers whose guideline level changes have a three-year transition period to meet the higher level. Executive officers and non-employee directors are prohibited from selling shares of our class A common stock if they are not then in compliance with the guidelines, or if the sales would result in non-compliance. As of the record date, each of our NEOs and non-employee directors met their respective stock ownership guideline levels or had additional time to do so.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1,000,000 in any year. Prior to the changes made to Section 162(m) by the Tax Cuts and Jobs Act, this limitation did not apply to performance-based compensation if certain conditions were met or to compensation to our chief financial officer. Starting with 2018, performance-based compensation is generally subject to the $1,000,000 limit, and the covered employees for any fiscal year include any person who served as our chief executive officer or chief financial officer at any point during the fiscal year, any other person whose compensation was otherwise required to be included in our proxy statement by reason of being among the three highest compensated officers for the fiscal year and any other person who was a covered employee for any preceding fiscal year beginning after December 31, 2016. Qualifying performance-based compensation that we pay pursuant to a binding contract in effect on November 2, 2017 and not materially modified will continue to be exempt from the deduction limit under a grandfathering rule. As a result of the changes to Code Section 162(m), any compensation that we pay in the future pursuant to compensation arrangements entered into or materially modified after November 2, 2017, even if performance-based, will be subject to the

$1.0 million fiscal year deduction limit if paid to a covered employee. The compensation committee believes that our interests and those of our shareholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we provide to our executive officers in the future may not be deductible as a result of the changes made to Code Section 162(m).

Strategic Incentive Arrangements

In connection with corporate acquisitions or other similar transactions, we may from time to time implement special incentive arrangements intended to promote synergies or other strategic objectives in which our employees, including our NEOs, may be eligible to participate. None of our NEOs participated in such an arrangement in 2018.

2018 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2018	998,333	850,000	4,150,422	—	—	461,040	6,459,795
	2017	995,000	—	3,881,418	—	1,194,000	280,775	6,351,193
	2016	995,000	—	2,790,000	—	1,990,000	281,563	6,056,563

David J. Honan Executive Vice President and Chief Financial Officer	2018	608,000	370,000	988,208	—	—	42,230	2,008,438
	2017	600,000	—	1,035,041	—	510,000	13,541	2,158,582
	2016	600,000	—	651,000	—	900,000	27,000	2,178,000

Thomas J. Frankowski Executive Vice President of Manufacturing and Chief Operating Officer	2018	709,333	430,000	1,729,352	—	—	54,692	2,923,377
	2017	700,000	—	1,552,562	—	595,000	29,503	2,877,065
	2016	700,000	—	930,000	—	1,050,000	33,907	2,713,907

Jennifer J. Kent Executive Vice President of Administration and General Counsel	2018	506,667	310,000	839,974	—	—	32,722	1,689,363
	2017	500,000	—	750,409	—	425,000	12,468	1,687,877
	2016	500,000	—	558,000	—	750,000	22,524	1,830,524

Eric N. Ashworth Executive Vice President of Product and Market Strategy	2018	557,333	340,000	592,934	—	—	35,139	1,525,406
______________________________

(1)
Amounts for 2018 reflect payments made in 2019 with respect to 2018 under our 2018-2019 Incentive Program, as described in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Determining the Amount of Each Element of Compensation - Two-Year Cash Incentive Program” above.

(2)
Amounts for 2018 are based on the aggregate grant date fair value of the restricted stock awards to our NEOs under our 2010 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (sometimes referred to as FASB ASC 718). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 17, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
Amounts reflect the following for individual NEOs for 2018: For Mr. Quadracci - club dues of $12,640, $277,404 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), $74,974 for personal and family security services, $10,000 for the cost of assistance with tax preparation, a matching contribution of $2,475 on 401(k) contributions, executive medical at a cost of $13,872, a profit sharing contribution of $8,100 and a contribution of $61,575 to Mr. Quadracci’s SERP account. For Mr. Honan - a matching contribution of $2,475 on 401(k) contributions, executive medical at a cost of $3,932, a profit sharing contribution of $8,100 and a contribution of $27,723 to Mr. Honan’s SERP account. For Mr. Frankowski - $8,470 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), a matching contribution of $2,475 on 401(k) contributions, executive medical at a cost of $1,605, a profit sharing contribution of $8,100 and a contribution of $34,041 to Mr. Frankowski’s SERP account. For Ms. Kent - a matching contribution of $2,475 on 401(k) contributions, executive medical at a cost of $743, a profit sharing contribution of $8,100 and a contribution of $21,405 to Ms. Kent’s SERP account. For Mr. Ashworth - a matching contribution of $2,475 on 401(k) contributions, a profit sharing contribution of $8,100 and a contribution of $24,564 to Mr. Ashworth’s SERP account. (Perquisites are discussed further in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Retirement and Other Benefits - Perquisites and Other Personal Benefits” above).

GRANTS OF PLAN BASED AWARDS IN 2018

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2018. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2018, and payment is or was contingent on our achievement of a given level of corporate performance, as described above in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation—2018 Process.” No amounts were earned by our NEOs under our 2018 annual cash incentive program.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)		Target ($)		Maximum ($)
J. Joel Quadracci	1/1/18	12/14/17	—		—		—		183,647	4,150,422
	—	—	620,000	(2)	1,200,000	(2)	2,090,000	(2)	—	—

David J. Honan	1/1/18	12/14/17	—		—		—		43,726	988,208
	—	—	336,600	(2)	520,200	(2)	918,000	(2)	—	—

Thomas J. Frankowski	1/1/18	12/14/17	—		—		—		76,520	1,729,352
	—	—	392,700	(2)	606,900	(2)	1,071,000	(2)	—	—

Jennifer J. Kent	1/1/18	12/14/17	—		—		—		37,167	839,974
	—	—	280,500	(2)	433,500	(2)	765,000	(2)	—	—

Eric N. Ashworth	1/1/18	12/14/17	—		—		—		26,236	592,934
	—	—	308,550	(2)	476,850	(2)	841,500	(2)	—	—
______________________________

(1)	The amounts shown in this column reflect the number of restricted shares or restricted stock units we granted to each NEO pursuant to our 2010 Plan.

(2)
Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Honan, Frankowski and Ashworth and Ms. Kent under our annual cash incentive program. No amounts were earned by our NEOs under our 2018 annual cash incentive program.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	628,045(2)	7,737,514	—	—
	39,881	—	14.14	1/1/2022	—	—	—	—
	37,348	—	13.47	11/18/2021	—	—	—	—
	119,643	—	41.26	1/1/2021	—	—	—	—
	150,000	—	16.62	1/31/2020	—	—	—	—
	100,000	—	15.37	1/31/2019	—	—	—	—

David J. Honan	—	—	—	—	152,232(3)	1,875,498	—	—
	7,179	—	41.26	1/1/2021	—	—	—	—

Thomas J. Frankowski	—	—	—	—	234,279(4)	2,886,317	—	—
	23,929	—	41.26	1/1/2021	—	—	—	—

Jennifer J. Kent	—	—	—	—	125,084(5)	1,541,035	—	—
	2,392	—	41.26	1/1/2021	—	—	—	—

Eric N. Ashworth	—	—	—	—	89,340(6)	1,100,669	—	—
______________________________

(1)	Market value computed by multiplying the number of shares that have not vested by $12.32, which was the closing price of a share of our class A common stock on the last trading day of 2018.

(2)	300,000 shares vested on March 1, 2019, 144,398 shares vest on March 1, 2020 and 183,647 shares vest on March 1, 2021.

(3)	70,000 shares vested on March 1, 2019, 38,506 shares vest on March 1, 2020 and 43,726 shares vest on March 1, 2021.

(4)	100,000 shares vested on March 1, 2019, 57,759 shares vest on March 1, 2020 and 76,520 shares vest on March 1, 2021.

(5)	60,000 shares vested on March 1, 2019, 27,917 shares vest on March 1, 2020 and 37,167 shares vest on March 1, 2021.

(6)	40,000 shares vested on March 1, 2019, 23,104 shares vest on March 1, 2020 and 26,236 shares vest on March 1, 2021.

OPTION EXERCISES AND STOCK VESTED IN 2018

The following table contains information concerning option awards that were exercised by our NEOs and restricted stock or restricted stock units that vested in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
J. Joel Quadracci	—	—	130,040	3,431,756
David J. Honan	17,500	221,578	30,343	800,752
Thomas J. Frankowski	73,200	880,727	43,347	1,143,927
Jennifer J. Kent	—	—	17,339	457,576
Eric N. Ashworth	—	—	13,263	301,999
______________________________

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercises price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our class A common stock to which the exercise of the option related, by (ii) the difference between per-share closing price of our class A common stock on the NYSE on the date of exercise and the exercise price of the options.

(3)	Represents the gross number of shares or restricted stock units vesting multiplied by the closing price of our class A common stock on the NYSE on the last trading day prior to the date of vesting.

2018 PENSION BENEFITS

None of our NEOs participate in any of our defined benefit pension plans.

2018 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information with respect to our NEOs’ participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2018. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	61,575	21,487	—	1,101,414
David J. Honan	—	27,723	1,831	—	116,352
Thomas J. Frankowski	—	34,041	9,697	—	503,300
Jennifer J. Kent	—	21,405	760	—	58,162
Eric N. Ashworth	—	24,564	571	—	52,208
______________________________

(1)
Amounts reflect the Company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.

(2)
These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.

Quad’s Supplemental Executive Retirement Plan

As described above under “—Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO’s compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of any employer contribution to the NEO under our Diversified Plan for the year. The amount of the NEO’s benefit under the SERP is equal to the cumulative contributions made by us to the NEO’s account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•	A lump sum payment during the calendar month following the month in which the NEO’s separation from service occurs;

•	A lump sum payment during the calendar month following the first anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the second anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the third anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the fourth anniversary of the NEO’s separation from service; or

•
Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO’s separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements,” we maintain a Severance Plan that covers, or employment agreements with, our NEOs. These arrangements provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. The severance benefits are described above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements.”

In addition to those benefits, upon any termination of employment, regardless of the reason, the employment agreements provide that a covered NEO’s outstanding stock options that were outstanding as of January 1, 2004 will be extended for a period of two years from the termination date.

The equity plans and related option, restricted stock and performance share agreements under which our stock option, restricted stock and performance share awards were granted also provide that, in the event of a change of control of our Company, or upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, and that all performance shares will become earned at the target performance level. The option, restricted stock and performance share agreements also provide that all unvested options and a portion of unvested restricted stock and unearned performance shares will become immediately vested or earned, as applicable, upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). The Severance Plan does not provide for a gross-up for change of control related excise taxes. Instead, it contemplates a “best net” approach under which, if any payment or distribution to a covered NEO in connection with a change of control would trigger the excise tax imposed by Internal Revenue Code Section 4999, then the payment or distribution will either be made in full or reduced to a level that would not trigger the excise tax, whichever would result in the best after-tax position for the covered NEO. The employment agreements with Messrs. Quadracci and Frankowski, by contrast, provide that if any payment or benefit to a covered NEO would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to such executive so that, after payment of income tax and excise tax on this gross-up payment, the executive would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our Company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our Common Stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our Common Stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) are not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our Company and/or a triggering termination of such NEO’s employment with our Company. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on the last business day of 2018, and include estimates of the amounts that would be paid to the NEOs following the triggering event. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments of severance under the arrangements are generally made in a lump sum following a change of control, or in installments in the event of a qualifying termination prior to a change of control.

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our Company and a triggering employment termination had occurred on December 31, 2018:

Executive	Severance(1) ($)	Pro Rated Current Year Target Bonus(1) ($)	Restricted Stock Vesting(2) ($)	Outplacement(3) ($)	Welfare and Insurance Coverage(1) ($)	Excise Tax Gross Up ($)	Totals(4) ($)
J. Joel Quadracci	6,600,000	1,200,000	7,737,514	50,000	46,616	—	15,634,130
David J. Honan	2,264,400	520,200	1,875,498	50,000	34,329	—	4,744,427
Thomas J. Frankowski	3,302,250	606,900	2,886,317	50,000	27,543	—	6,873,010
Jennifer J. Kent	1,887,000	433,500	1,541,035	50,000	34,329	(273,633)	3,672,231
Eric N. Ashworth	2,075,700	476,850	1,100,669	50,000	34,425	(270,712)	3,466,932
Totals	16,129,350	3,237,450	15,141,033	250,000	177,242	(544,345)	34,390,730
______________________________

(1)	Triggered solely upon a covered termination of the NEO.

(2)	Reflects an assumed value per share of $12.32, which was the closing price of a share of our class A common stock on the last trading day of 2018.

(3)	Outplacement services are assumed to be $50,000 per year.

(4)	Amounts assume that no fringe benefit policies would apply to an NEO following termination.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the equity grants of our NEOs if a change in control of our Company, but no termination of employment, had occurred on December 31, 2018:

Executive	Restricted Stock Vesting (1) ($)	Excise Tax Gross Up ($)	Totals ($)
J. Joel Quadracci	7,737,514	—	7,737,514
David J. Honan	1,875,498	—	1,875,498
Thomas J. Frankowski	2,886,317	—	2,886,317
Jennifer J. Kent	1,541,035	—	1,541,035
Eric N. Ashworth	1,100,669	—	1,100,669
Totals	15,141,033	—	15,141,033
______________________________

(1)	Reflects an assumed value per share of $12.32, which was the closing price of a share of our class A common stock on the last trading day of 2018.

The following table sets forth the estimated amounts that would have become payable to each of our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2018:

Executive	Cash Termination Payment ($)	Pro Rated Current Year Bonus($)	Outplacement(1) ($)	Welfare and Insurance Coverage ($)	Totals(2) ($)
J. Joel Quadracci	4,400,000	850,000	50,000	31,078	5,331,078
David J. Honan	1,132,200	370,000	50,000	17,165	1,569,365
Thomas J. Frankowski	1,981,350	430,000	50,000	16,526	2,477,876
Jennifer J.Kent	943,500	310,000	50,000	17,165	1,320,665
Eric N. Ashworth	1,037,850	340,000	50,000	17,213	1,445,063
Totals	9,494,900	2,300,000	250,000	99,147	12,144,047
______________________________

(1)	Outplacement services are assumed to be $50,000 per year.

(2)	Amounts assume that no fringe benefit policies would apply to an NEO following termination.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment arrangements if their employment had been terminated as a result of death or disability on December 31, 2018:

Executive	SERP(1) ($)	Base Salary Continuation(2) ($)	Restricted Stock Vesting(3) ($)	Totals ($)
J. Joel Quadracci	1,101,414	4,943,148	7,737,514	13,782,076
David J. Honan	116,352	3,025,207	1,875,498	5,017,057
Thomas J. Frankowski	—	1,221,664	2,886,317	4,107,981
Jennifer J.Kent	58,162	2,521,006	1,541,035	4,120,203
Eric N. Ashworth	52,208	2,773,106	1,100,669	3,925,983
Totals	1,328,136	14,484,131	15,141,033	30,953,300
______________________________

(1)	The enhanced benefit the NEO receives upon death or disability. No amount is shown for Mr. Frankowski because he is fully vested and would not receive any enhanced benefit upon death or disability.

(2)
Triggered solely upon the death of the NEO, and payable over a period of 120 months (36 months for Mr. Frankowski). All of the amounts shown are present values of the expected benefits and assume the spouse of each NEO, if applicable, will live until at least December 31, 2028.

(3)	Reflects an assumed value per share of $12.32, which was the closing price of a share of our class A common stock on the last trading day of 2018.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
Douglas P. Buth
John C. Fowler

CEO PAY RATIO

As required by Item 402(u) of SEC Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Quadracci, our Chief Executive Officer. For the year ended December 31, 2018:

•	the median of the annual total compensation of all employees of our company was reasonably estimated to be $46,355;

•	the annual total compensation of Mr. Quadracci was $6,459,795; and

•	based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 139 to 1.

For purposes of this disclosure, as permitted by SEC regulations, we used the same median employee as in our 2018 proxy statement because there was no change in our employee population or employee compensation arrangements during 2018 that we reasonably believed would result in a significant change to our pay ratio disclosure. In making the determination that there was no such change, and in reliance on Instruction 7 to Item 402(u) of SEC Regulation S-K, we omitted 504 employees (as of December 31, 2018), who became our employees as a result of our acquisition of Ivie & Associates in 2018. To identify our median employee for our 2018 proxy statement, we considered each individual employed by us on December 31, 2017, except that we excluded approximately 843 employees located outside the United States in reliance on the de minimis exemption in Item 402(u) of SEC Regulation S-K. Based on such exemption, we excluded all individuals located in the following countries and territories, which constituted approximately 3.81% of the 22,105 individuals that we employed as of December 31, 2017:

Country or Territory	Total Employees
Argentina	317
Brazil	5
Canada	1
China	11
Germany	11
Denmark	1
Dominican Republic	95
France	37
Great Britain	5
Hong Kong	5
India	4
Ireland	1
Japan	2
Netherlands	1
Peru	339
Sweden	2
Thailand	2
Vietnam	4
Total	843

We then identified our median employee by examining the total cash compensation of all employees (other than those we excluded by reason of the de minimis exemption) that we paid to each employee during 2017. To calculate total cash compensation for any employee paid in currency other than U.S. dollars, we then applied the applicable foreign currency exchange rate in effect on December 31, 2017 to convert such employee’s total cash compensation into U.S. dollars.

To calculate our pay ratio disclosed above, we added together all of the elements of our median employee’s compensation for 2018 in the same way that we calculate the annual total compensation of our NEOs in the Summary Compensation Table. To calculate our ratio, we divided Mr. Quadracci’s annual total compensation, as reported in the Summary Compensation Table above, by the median employee’s annual total compensation.

DIRECTOR COMPENSATION

The Company has adopted the following compensation program for its non-employee directors: an annual retainer of $225,000, to be paid one-half in cash and one-half in the form of deferred stock units. The program also includes an additional retainer of $20,000 for the chairperson of the audit committee, $15,000 for the chairperson of the compensation committee and $10,000 for the chairperson of each other committee of the Board. The number of deferred stock units actually awarded was determined using a twenty-day volume weighted average price prior to the grant date. In late 2018, Meridian performed a benchmarking analysis of our compensation program for our non-employee directors. The analysis indicated that the total compensation provided by our compensation program was generally consistent with market median, but that our annual retainers for the chairpersons of our committees were below median. Based on this analysis, in 2019, increases in the annual retainers for the chairperson of each of our committees were approved. The annual retainers were increased to be $25,000 for the chairperson of the audit committee, $20,000 for the chairperson of the compensation committee, and $17,000 for the chairperson of the finance committee.

The following table summarizes the compensation of the Company’s non-employee directors for 2018. As an employee-director in 2018, J. Joel Quadracci did not receive any compensation for his service as a director, and is therefore omitted from the table. Mr. Quadracci’s compensation for serving as the Company’s Chairman, President and Chief Executive Officer is set forth in this proxy statement under the section titled “Compensation of Executive Officers.” The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Mark A. Angelson	112,500	111,192	—	10,000	233,692
Douglas P. Buth	132,500	111,192	—	10,000	253,692
Kathryn Quadracci Flores, M.D.	112,500	111,192	—	10,000	233,692
Stephen M. Fuller	112,500	111,192	—	10,000	233,692
Christopher B. Harned	122,500	111,192	—	10,000	243,692
Jay O. Rothman	112,500	111,192	—	—	223,692
John S. Shiely	127,500	111,192	—	10,000	248,692
John Fowler (4)	106,875	111,192	—	34,113	252,180
______________________________

(1)
Amounts are based on the aggregate grant date fair value of the awards to the directors under the 2010 Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company’s non-employee directors, please see Note 17, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
The aggregate number of option awards outstanding and eligible for future exercise as of December 31, 2018 for each non-employee director was as follows: Mr. Buth held options to purchase an aggregate of 7,500 shares of class A common stock; Mr. Fowler held options to purchase an aggregate of 64,218 shares of class A common stock; Mr. Harned held options to purchase an aggregate of 10,000 shares of class A common stock; and Mr. Shiely held options to purchase an aggregate of 10,000 shares of class A common stock. Dr. Flores and Messrs. Angelson, Fuller and Rothman did not hold any options as of December 31, 2018.

(3)
Consists of charitable contributions made during the year in the indicated director’s name and, for Mr. Fowler, a payment of $24,113 pursuant to an arrangement entitling him and his family to reimbursement of a limited amount of medical costs per year.

(4)	Mr. Fowler began receiving compensation as a director upon his retirement from his executive officer position, effective December 31, 2017.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the SEC concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2018, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements, except for (1) one late filing made by Kathryn Quadracci Flores, as the trustee of a trust in which she is not a beneficiary, which reported two transactions; and (2) one late filing made by each of J. Joel Quadracci and John C. Fowler, as the trustees of a trust in which they are not beneficiaries, which reported four transactions.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company in 2018 and it is anticipated that such firm will be similarly appointed to act in 2019. They have served as the Company’s independent registered public accounting firm since 2002. The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

For the years ended December 31, 2018 and 2017, the Company incurred the following fees by its independent registered public accounting firm, Deloitte & Touche LLP and its affiliates and related entities (collectively, “Deloitte”):

	2018	2017
Audit fees(1)	$2,518,000	$2,476,000
Audit-related fees(2)	234,000	178,000
Tax fees(3)	358,000	580,000
All other fees	—	—
Total	$3,110,000	$3,234,000
______________________________

(1)
Audit fees paid to Deloitte were for services and expenses associated with the 2018 and 2017 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company’s quarterly Form 10-Q.

(2)
Audit-related fees paid to Deloitte were for services related to the preparation of the Company’s registration statement on Form S-4, including as a part thereof the joint proxy statement/prospectus of the Company and LSC Communications, Inc., advice and recommendations in connection with the adoption of new accounting standards and other audit services.

(3)	Tax fees paid to Deloitte were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by Deloitte to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairperson (up to a set dollar amount), provided that chairperson’s decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees were pre-approved by the audit committee in accordance with SEC’s rules and the committee’s policies and procedures.

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company’s proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2020 Annual Meeting must be received by the Company by the close of business on December 12, 2019. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2020 Annual Meeting, but does not intend to have the proposal included in the Company’s proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2019 (assuming a meeting date before May 1, 2020). If the date of the 2020 Annual Meeting is on or after May 1, 2020, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2019 for each day after April 30, 2020 until the date of the 2020 Annual Meeting (for example, if the 2020 Annual Meeting will be held on May 14, 2020, then the notice deadline under the Company’s bylaws would be January 14, 2020).

Assessment of Compensation-Related Risk

In early 2019, the Compensation Committee evaluated the Company’s compensation arrangements for executive officers and non-executive officer employees, the incentives created by such arrangements for employees to take risks and the measures in place to manage or mitigate those risks. As a result of this evaluation, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company’s website, www.QUAD.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Jennifer J. Kent, Executive Vice President of Administration, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-4179.

QUAD/GRAPHICS, INC.
By:
Jennifer J. Kent
Executive Vice President of Administration,
General Counsel and Secretary

Sussex, Wisconsin
April 10, 2019

Appendix A
QUAD/GRAPHICS, INC.
2010 OMNIBUS INCENTIVE PLAN
As Proposed to be Amended May 20, 2019

1.	Purposes, History and Effective Date.

(a)Purpose. The Quad/Graphics, Inc. 2010 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s Class A Common Stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)Effective Date. This Plan became effective, and Awards were permitted to be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

2.	Definitions. Capitalized terms used in this Plan have the following meanings:

(a)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

(b)“Applicable Exchange” means the New York Stock Exchange or such other exchange or automated trading system on which the Stock is principally traded at the applicable time.

(c)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Incentive Awards or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(d)“Board” means the Board of Directors of the Company.

(e)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(f)“Committee” means the compensation committee of the Board (or a successor committee with the same or similar authority).

(g)“Company” means Quad/Graphics, Inc., a Wisconsin corporation, or any successor thereto.

(h)“Deferred Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(i)“Director” means a member of the Board; “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries; and “Outside Director” means a Director who qualifies as an outside director within the meaning of Code Section 162(m).

(j)“Effective Date” means June 24, 2010.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)“Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of the sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares.

(m)“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(n)“Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)“Participant” means an individual selected by the Committee to receive an Award.

(p)“Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following, if the amount is over $500,000 in the aggregate: (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business, (v) mergers, acquisitions or dispositions, and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) changes in tax or accounting principles, regulations or laws. In addition, in the case of Awards that the Committee determines at the date of grant will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q)“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(r)“Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(s)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(t)“Plan” means this Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as may be amended from time to time.

(u)“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(v)“Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(w)“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(x)“Stock Appreciation Right” means the right to receive a payment based on the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price, all as determined pursuant to Section 8.

(y)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z)“Share” means a share of Stock.

(aa)“Stock” means the Class A Common Stock of the Company, $.025 par value per share.

(bb)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.	Administration.

(a)Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants or with respect to Awards intended to qualify as performance-based compensation under Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee or subcommittee of the Board consisting entirely of Directors who are Non-Employee Directors and Outside Directors. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.	Eligibility.

The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.	Types of Awards.

Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.	Shares Reserved under this Plan.

(a)Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 12,671,652 Shares are reserved for issuance under this Plan; provided that only 500,000 shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (i) Shares purchased by the Company using proceeds from Option exercises; (ii) Shares tendered or withheld in payment of the exercise price of an Option; (iii) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; and (iv) any of the 3,571,652 Shares subject to Options granted on November 18, 2011.

(c)Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i)receiving Options or Stock Appreciation Rights for more than 750,000 Shares during any fiscal year of the Company;

(ii)receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Units with an aggregate Fair Market Value of more than $10,000,000, determined on the basis of the closing sale price of a Share on the Applicable Exchange as of the trading day immediately preceding the date of grant or, if there shall be no sale on such date, the next preceding day on which a sale shall have occurred, during any fiscal year of the Company;

(iii)receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than $10,000,000 in respect of any fiscal year of the Company;

(iv)receiving, with respect to an Annual Incentive Award in respect of any fiscal year of the Company, a cash payment of more than $8,000,000;

(v)receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $10,000,000 in respect of any given fiscal year of the Company; or

(vi)receiving other Stock-based Awards pursuant to Section 12 with an aggregate Fair Market Value of more than $10,000,000, determined as of the date of grant, during any fiscal year of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.	Options.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.	Stock Appreciation Rights.

Subject to the terms of this Plan, the Committee may grant to Participants Stock Appreciation Rights, either alone or in addition to or in conjunction with other Awards. Subject to the terms of this Plan and any applicable Award agreement, a Stock Appreciation Right shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the Stock Appreciation Right as specified by the Committee, which shall be not less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the foregoing and other terms of this Plan, the Committee will determine all terms and conditions of each Stock Appreciation Right, including but not limited to, the grant price, term (except no Stock Appreciation Right shall be exercisable for more than 10 years from the date of grant unless granted to a Participant outside of the United States), methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

9.	Performance and Stock Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting, performance and/or deferral period, if any, and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units, Restricted Stock Units, and Deferred Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.	Annual Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee) or a change in control of the Company (as defined by the Committee) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Committee or election by the Participant under this clause (c) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

11.	Long-Term Incentive Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Committee), retirement (as defined by the Committee) or a change in control of the Company (as defined by the Committee) or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Committee or election by the Participant under this clause (c) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

12.	Other Stock-Based Awards.

Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of Fair Market Value on the grant date of the Award.

13.	Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Committee), retirement (as defined by the Committee) or a change in control of the Company (as defined by the Committee).

14.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.

15.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c)Amendment, Modification or Cancellation of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

16.	Taxes.

(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.	Adjustment Provisions.

(a)Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code

Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options or Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance in exchange for cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18.	Miscellaneous.

(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)giving the Participant the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to Restricted Stock, Performance Units (valued in relation to a Share), Restricted Stock Units, Deferred Stock Units or other Stock-based Awards, provided, however, that any such dividends or distributions shall either be subject to the same restrictions on transferability and forfeitability and/or the same deferral period that apply to the corresponding Awards or be paid within forty-five (45) days. All dividends or distributions credited to the Participant and made subject to such restrictions, forfeitability and/or deferral period shall be paid to the

Participant within forty-five (45) days following the full vesting or settlement, if later, of the Award with respect to which such dividends or distributions were made. Notwithstanding the foregoing, neither dividend payments nor dividend equivalent payments shall be made with respect to the Shares subject to an Award of Options or Stock Appreciation Rights, except that dividend equivalent payments may be made with respect to the 3,571,652 Shares subject to Options granted on November 18, 2011 as provided in the agreements evidencing such Options;

(iv)restrictions on resale or other disposition of Shares; and

(v)compliance with federal or state securities laws and stock exchange requirements.

(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.

(g)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67027-P21843 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

QUAD/GRAPHICS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark A. Angelson
02) Douglas P. Buth
03) John C. Fowler
04) Stephen M. Fuller
05) Christopher B. Harned
06) J. Joel Quadracci
07) Kathryn Quadracci Flores
08) Jay O. Rothman
09) John S. Shiely

The Board of Directors recommends you vote FOR the following proposals:

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and "FOR" proposals 2 and 3.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 20, 2019, the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders and the Company's 2018 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS A COMMON STOCK ONLY.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend the meeting. ☐ Yes ☐ No

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] ______ Date ______

Signature (Joint Owners) ______ Date ______

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 20, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2019

The Notice of Annual Meeting of Shareholders to be held May 20, 2019, the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders
and the Company's 2018 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class A common stock.

E67028-P21843

QUAD/GRAPHICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class A common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 14, 2019, at the Annual Meeting of Shareholders to be held on May 20, 2019, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E67029-P21843

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUAD/GRAPHICS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark A. Angelson
02) Douglas P. Buth
03) John C. Fowler
04) Stephen M. Fuller
05) Christopher B. Harned
06) J. Joel Quadracci
07) Kathryn Quadracci Flores
08) Jay O. Rothman
09) John S. Shiely

The Board of Directors recommends you vote FOR the following proposals:

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and "FOR" proposals 2 and 3.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 20, 2019, the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders and the Company's 2018 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS B COMMON STOCK ONLY.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend the meeting. ☐ Yes ☐ No

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 20, 2019

The Notice of Annual Meeting of Shareholders to be held May 20, 2019, the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders and the Company's 2018 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class B common stock.

E67030-P21843

QUAD/GRAPHICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 14, 2019, at the Annual Meeting of Shareholders to be held on May 20, 2019, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)